EXHIBIT 32

CERTIFICATION OF PERIODIC FINANCIAL REPORTS

We, Stephen A. Roell, Chairman and Chief Executive Officer, and R. Bruce McDonald, Executive Vice President and Chief Financial Officer, of Johnson Controls, Inc., certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Annual Report on Form 10-K for the year ended September 30, 2012 (the “Periodic Report”) to which this statement is an exhibit fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and

(2)	information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of Johnson Controls, Inc.

Dated: November 19, 2012

/s/ Stephen A. Roell
Stephen A. Roell
Chairman and Chief Executive Officer

/s/ R. Bruce McDonald
R. Bruce McDonald
Executive Vice President and Chief Financial Officer